    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON OCTOBER 7, 1999
                                                      REGISTRATION NO. 333-87185

================================================================================

                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                 --------------

                                AMENDMENT NO. 2

                                       TO

                                    FORM S-3




                             REGISTRATION STATEMENT

                                      UNDER

                           THE SECURITIES ACT OF 1933

                                 --------------
                                     AVIRON

             (Exact Name of Registrant as Specified in Its Charter)

           DELAWARE                                      77-0306986
(State or Other Jurisdiction of               (I.R.S. Employer Identification
 Incorporation or Organization)                            Number)

                            297 NORTH BERNARDO AVENUE
                             MOUNTAIN VIEW, CA 94043
                                 (650) 919-6500

  (Address, including zip code, and telephone number, including area code, of
                   Registrant's principal executive offices)

                             J. LEIGHTON READ, M.D.
                      CHAIRMAN AND CHIEF EXECUTIVE OFFICER
                                     AVIRON
                            297 NORTH BERNARDO AVENUE
                             MOUNTAIN VIEW, CA 94043
                                 (650) 919-6500

 (Name, address, including zip code, and telephone number, including area code, of agent for service)

                                    Copy to:
                             ALAN C. MENDELSON, ESQ.
                             ROBERT J. BRIGHAM, ESQ.
                               COOLEY GODWARD LLP
                              FIVE PALO ALTO SQUARE
                               3000 EL CAMINO REAL
                           PALO ALTO, CALIFORNIA 94306
                                 (650) 843-5000

        APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO PUBLIC: As soon as practicable after the effective date of this registration Statement.

        If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

        If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

        If this form is to be a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement of the earlier effective registration statement for the same offering. [ ]

        If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                         CALCULATION OF REGISTRATION FEE

                                         Proposed Maximum
      Title of Securities                   Aggregate                  Amount of
       to be Registered                 Offering Price            Registration Fee(1)
--------------------------------        ------------------        -------------------
Common Stock.....................          $100,000,000                $27,800


(1) Estimated solely for the purpose of computing the amount of the registration fee in accordance with Rule 457(o) under the Securities Act of 1933. Previously paid in connection with the filing of Aviron's Registration Statement on Form S-3 (Registration Statement 333-87185) on September 16, 1999.




THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE SECURITIES AND EXCHANGE COMMISSION, ACTING PURSUANT TO SECTION 8(a), MAY DETERMINE.

                  SUBJECT TO COMPLETION, DATED OCTOBER 7, 1999


The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

                                   PROSPECTUS

                                     AVIRON

                 $100,000,000 Aggregate Amount of Common Stock

    This prospectus will allow us to issue shares of our common stock over time. This means:

    - we will provide a prospectus supplement each time we issue shares of our common stock;

    - the prospectus supplement will inform you about the specific terms of that offering and also may add, update or change information contained in this document; and

    - you should read this document and any prospectus supplement carefully before you invest.

    Aviron's common stock is traded on the Nasdaq National Market under the symbol "AVIR". On October 1, 1999, the last reported sale price for our common stock on the Nasdaq National Market was $23.75 per share.


INVESTING IN SECURITIES ISSUED BY AVIRON INVOLVES CERTAIN RISKS. SEE "RISK FACTORS" BEGINNING ON PAGE 6.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THE SECURITIES OR PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

              The date of this prospectus is _____________ , 1999

                                TABLE OF CONTENTS

                                                                          PAGE NUMBER
                                                                          -----------
WHERE YOU CAN FIND MORE INFORMATION...........................................  2
SUMMARY.......................................................................  4
THE COMPANY...................................................................  4
THE OFFERING..................................................................  5
RISK FACTORS..................................................................  6
FORWARD-LOOKING STATEMENTS.................................................... 11
USE OF PROCEEDS............................................................... 12
PLAN OF DISTRIBUTION.......................................................... 13
LEGAL MATTERS................................................................. 13
EXPERTS....................................................................... 13

YOU SHOULD RELY ONLY ON THE INFORMATION OR REPRESENTATIONS PROVIDED IN THIS PROSPECTUS OR INCORPORATED BY REFERENCE INTO THIS PROSPECTUS. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH ANY DIFFERENT INFORMATION OR TO MAKE ANY DIFFERENT REPRESENTATIONS IN CONNECTION WITH ANY OFFERING MADE BY THIS PROSPECTUS. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL, OR A SOLICITATION OF AN OFFER TO BUY, IN ANY STATE WHERE THE OFFER OR SALE IS PROHIBITED. NEITHER THE DELIVERY OF THIS PROSPECTUS, NOR ANY SALE MADE UNDER THIS PROSPECTUS SHALL, UNDER ANY CIRCUMSTANCES, IMPLY THAT THE INFORMATION IN THIS PROSPECTUS IS CORRECT AS OF ANY DATE AFTER THE DATE OF THIS PROSPECTUS.

WE OWN OR HAVE RIGHTS TO TRADEMARKS OR TRADE NAMES THAT WE USE IN CONJUNCTION WITH THE OPERATION OF OUR BUSINESS. WE OWN THE FLUMIST TRADEMARK IN THE UNITED STATES. THIS PROSPECTUS ALSO INCLUDES TRADEMARKS OWNED BY OTHER PARTIES.

                       WHERE YOU CAN FIND MORE INFORMATION

We are a reporting company and file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy these reports, proxy statements and other information at the SEC's public reference rooms in Washington, D.C., New York, NY and Chicago, IL. You can request copies of these documents by writing to the SEC and paying a fee for the copying cost. Please call the SEC at 1-800-SEC-0330 for more information about the operation of the public reference rooms. Our SEC filings are also available at the SEC's Web site at "http://www.sec.gov". In addition, you can read and copy our SEC filings at the office of the National Association of Securities Dealers, Inc. at 1735 K Street, Washington, D.C. 20006.

The SEC allows us to "incorporate by reference" information that we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. Further, all filings we make under the Securities Exchange Act after the date of the initial registration statement and prior to effectiveness of the registration statement shall be deemed to be incorporated by reference into this prospectus. We incorporate by reference the documents listed below and any future filings we will make with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934:

    1.  Our Annual Report on Form 10-K for the year ended December 31, 1998;

    2. Our Definitive Proxy Statement dated April 26, 1999 filed in connection with our 1999 Annual Meeting of Stockholders;

    3. Our Quarterly Reports on Form 10-Q for the quarters ended March 31, 1999 and June 30, 1999;

    4.  Our Current Report on Form 8-K, filed with the SEC on January 21, 1999;
        and

    5. The description of our common stock set forth in our Registration Statement on Form 8-A, filed with the SEC on July 16, 1996.

We will provide to you at no cost a copy of any and all of the information incorporated by reference into the registration statement of which this prospectus is a part. You may make a request for copies of this information in writing or by telephone. Requests should be directed to:

                                     Aviron
                          Attention: Investor Relations
                            297 North Bernardo Avenue
                             Mountain View, CA 94043
                                 (650) 919-6500

                                     SUMMARY

This prospectus contains forward-looking statements which involve risks and uncertainties. Our actual results could differ materially from those anticipated in these forward-looking statements as a result of certain factors appearing under "Risk Factors" and elsewhere in this prospectus.

The following summary does not contain all the information that may be important to you. You should read the entire prospectus, including the financial statements and other information incorporated by reference in this prospectus, before making an investment decision.

                                   THE COMPANY

Aviron is a biopharmaceutical company which focuses on the prevention of disease through innovative vaccine technology. Our goal is to become a leader in the discovery, development, manufacture and marketing of vaccines which are sufficiently cost effective to justify their use in immunization programs targeting the general population. Our vaccine programs are based on both live virus vaccine attenuation techniques which have been previously successful and our proprietary genetic engineering technologies. Previously successful live virus vaccines, such as those for smallpox, polio, measles, mumps, rubella and chicken pox, have had a long record of preventing, and in some cases eliminating, disease.

FluMist(TM), our lead product candidate, is an investigational influenza vaccine delivered as a nasal spray which has been tested in over 11,000 children and adults. It has been shown to provide a high protection rate against influenza in a Phase 3 clinical trial in children. Protection was also seen in a smaller Phase 3 trial involving healthy young adults. In a separate trial conducted at 13 sites nationwide in healthy working adults, reductions in illness-associated absenteeism and health resource use were observed across several illness definitions. In 1998 we submitted our first application for marketing approval for FluMist to the U.S. Food and Drug Administration (FDA), who notified us that our application was not accepted for filing due to lack of data on manufacturing, validation and stability. Requirements for completion of our application include data on manufacturing and assay validation, stability and clinical equivalence. In June 1999, we reported the results of a clinical trial which we believe demonstrated the required clinical equivalence. If the current manufacturing validation exercises are successful, we plan to resubmit our application for FluMist to prevent influenza and its complications in children and healthy adults later in the fall of 1999.

We have completed Phase 2 clinical trials for an investigational live nasal vaccine for parainfluenza virus type 3 to protect against croup and other respiratory illnesses in infants and children. We have developed an investigational vaccine for Epstein-Barr virus to protect against infectious mononucleosis which is the subject of a collaboration with SmithKline Beecham Biologicals, S.A. SmithKline Beecham has completed a successful Phase 1 clinical trial of this vaccine. The National Institute of Allergy and Infectious Diseases (NIAID) of the National Institutes of Health (NIH) has filed an IND with the FDA for our vaccine candidates for cytomegalovirus (CMV). Our collaboration with NIAID seeks to develop a vaccine to prevent the birth defects caused when pregnant women are infected with CMV. We expect clinical issues to be resolved with the FDA in time to begin clinical trials with these candidates in 2000. We are also using our proprietary Rational Vaccine Design technologies to discover new live virus vaccines. Rational Vaccine Design involves the deletion or modification of virulence proteins, or the alteration of the virus' genetic control signals to slow down its replication or the addition of genetic information to enhance the virus' stimulation of the immune system. We are applying these technologies to develop vaccine candidates for diseases caused by herpes simplex virus type 2 and respiratory syncytial virus.

Our executive offices are located at 297 North Bernardo Avenue, Mountain View, CA 94043 and our telephone number is (650) 919-6500. Aviron's World Wide Web address is http://www.aviron.com. Information contained on our World Wide Web site should not be considered to be part of this prospectus.

                                  THE OFFERING

Common stock offered in this prospectus......     __________ shares

Common stock outstanding after the offering..     __________ shares


Use of proceeds..............................     For operating costs, capital
                                                  expenditures and working
                                                  capital needs, including costs
                                                  associated with the regulatory
                                                  approval, manufacturing, and
                                                  potential commercialization of
                                                  FluMist; for our research and
                                                  development activities related
                                                  to other formulations of
                                                  FluMist and for our pipeline
                                                  products; for the development
                                                  of the infrastructure of
                                                  administrative and other
                                                  support services necessary to
                                                  support these activities; and
                                                  other general corporate
                                                  purposes. See "Use of
                                                  Proceeds."

Nasdaq National Market symbol................     AVIR

The number of shares of common stock to be outstanding after this offering is based on the number of shares outstanding as of August 31, 1999, and excludes:

    - 1,994,924 shares subject to options outstanding as of August 31, 1999, at a weighted average exercise price of $20.29 per share;

    - 1,638,503 additional shares that we could issue under our stock option plans;

    - 266,592 additional shares that we could issue under our employee stock purchase plan;

    - 49,182 shares subject to warrants outstanding as of August 31, 1999, at a weighted average exercise price of $6.98; and

    - shares issuable upon conversion of $100 million principal amount of convertible subordinated notes issued in March 1998.

                                  RISK FACTORS

An investment in our securities involves a high degree of risk. We operate in a dynamic and rapidly changing environment that involves numerous risks and uncertainties. You should not make an investment in these securities if you cannot afford to lose your entire investment. Before purchasing these securities, you should carefully consider the following risk factors, as well as other information contained in this prospectus or incorporated by reference into this prospectus, in evaluating an investment in the securities offered by this prospectus.

                            RISKS RELATED TO FLUMIST

For the foreseeable future, the risks relating to our Company are primarily related to FluMist. All of our potential near-term revenues are dependent on the commercialization of FluMist. Because of the seasonality of influenza epidemics, FluMist must be available in the third and fourth quarter of the year for us to achieve revenues for that season. Delay in availability of FluMist in the initial year of commercialization or in subsequent years could cause us to lose revenues for an entire influenza season.

IF WE POSTPONE THE FILING OF OUR APPLICATION TO THE FDA FOR FLUMIST, COMMERCIALIZATION OF FLUMIST WILL BE DELAYED.

In 1998, we submitted our first application for FluMist, which was not accepted for filing by the FDA. Additional information required before we resubmit our application includes data on manufacturing and assay validation, stability and clinical equivalence. If our manufacturing validation exercises and studies to confirm sufficient shelf-life stability are not successful, we will postpone our filing beyond the fall of 1999, which will delay commercialization of FluMist.

IF THE FDA FINDS THAT OUR APPLICATION FOR FLUMIST DOES NOT SUPPORT APPROVAL, OR IF THEIR INSPECTORS FIND THAT OUR MANUFACTURING FACILITIES ARE NOT ADEQUATE, COMMERCIALIZATION OF FLUMIST MAY BE DELAYED BY ONE OR MORE INFLUENZA SEASONS.

        APPROVAL RISK RELATED TO MANUFACTURING

If the FDA finds that the data on manufacturing and assay validation, stability and clinical equivalence in our application is insufficient, it could refuse to accept our application for filing or could require corrective action or additional data which could delay or prevent approval. The FDA is likely to inspect each of our facilities involved in the process of manufacturing FluMist. FDA inspectors may find deficiencies in the facilities or commercial scale processes which may lead to substantial delay in FluMist approval or prevent it from being approved at all.

        APPROVAL RISK RELATED TO FLUMIST INDICATIONS AND CLAIMS

We are initially seeking FDA approval for use of FluMist in children and healthy adults. The FDA may not find our clinical data adequate to support use in any particular subset of the population and may exclude a large segment of the potential market. Recent reports of adverse events following the administration of another live attenuated vaccine may lead the FDA to request additional safety data for FluMist. We could be required to commence and complete additional clinical trials to generate additional safety and efficacy data to support product approval for one or more of our target populations, which may lead to substantial delay in FluMist approval or prevent it from being approved at all.

IF WE HAVE PROBLEMS PERFORMING THE HIGHLY COMPLEX ANNUAL UPDATE OF FLUMIST ACCORDING TO GOVERNMENT RECOMMENDATIONS, OUR SALES FOR THAT YEAR WILL BE LIMITED AND WE MAY HAVE NO SALES AT ALL.

Early each year, the FDA determines which strains will be included in the following season's influenza vaccines. After the FDA makes its decision, we will have approximately six months to modify FluMist each year to include the selected strains and manufacture FluMist for use in the fall. The major factors that may delay availability of FluMist each fall are:

-   The FDA may delay its selection of strains for a given influenza season.

- We may experience difficulty or delay in the complex and technically demanding process we must follow each year to update FluMist.

- We may not have sufficient quantities of bulk vaccine in time to assure availability in the fall due to problems with new updated strains, performance of Medeva Pharma, our manufacturing partner in England, or due to availability of the special eggs used in production. Following inoculation with our updated strains, bulk vaccine is harvested from special hens eggs. This is a labor-intensive process which must be conducted under strict controls and tight timelines. We are dependent on Medeva for successful staffing, training and supervision for this process. We are currently dependent on a single supplier for an adequate and timely supply of eggs.

- We may have difficulty with the blending, filling and packaging of FluMist. The bulk vaccine for three strains of influenza must be diluted and blended together prior to filling the nasal spray device. This process must also be conducted under strict controls and tight timelines. We depend upon a single supplier for our nasal spray device. We also depend upon our packaging contractor to tightly control the packaging process and its timeframe.

THE SUCCESS OF FLUMIST IS HIGHLY DEPENDENT ON OUR COMMERCIALIZATION PARTNER, WYETH-AYERST LABORATORIES, WHO IS PRIMARILY RESPONSIBLE FOR MARKETING, PROMOTION, SALES AND DISTRIBUTION ACTIVITIES.

We have entered into an exclusive agreement with Wyeth-Ayerst to market, promote and sell FluMist. We believe that for FluMist to be widely adopted, the efforts of an experienced pharmaceutical sales force is needed. If Wyeth-Ayerst fails to devote appropriate resources to market and sell FluMist, sales of FluMist could be reduced. Wyeth-Ayerst also will participate in the development and manufacturing of a second generation formulation of FluMist, which will be particularly important if FluMist is to be accepted outside of the United States. If Wyeth-Ayerst does not devote sufficient resources to the development and commercialization of such formulation, its commercial availability will be delayed. If Wyeth-Ayerst breaches or terminates its agreement with us or otherwise fails to conduct their FluMist-related activities in a timely manner or if there is a dispute with them about our or their respective obligations, we may need to seek another partner, or revenues associated with milestone payments or FluMist commercialization could be delayed or be substantially more expensive for us to achieve.

IF DOCTORS, OTHER HEALTH CARE PROVIDERS AND MEDICAL ADVISORY BODIES DO NOT RECOMMEND FLUMIST OUR MARKET OPPORTUNITY WILL BE LIMITED.

We believe recommendations from advisory bodies such as the Advisory Committee on Immunization Practices of the Centers for Disease Control and the American Academy of Pediatrics will be important to encourage doctors and other healthcare providers to recommend FluMist. If these bodies do not recommend FluMist, our market opportunity will be limited.

WHETHER OR NOT DOCTORS, OTHER HEALTH CARE PROVIDERS AND MEDICAL ADVISORY BODIES RECOMMEND FLUMIST, IF FLUMIST IS NOT ACCEPTED BY THE MARKET OUR SALES WILL BE REDUCED.

The degree of acceptance for FluMist may be limited by a number of factors, including:

- perceived effectiveness of competing influenza vaccines, including the flu shot;

-   unfavorable publicity concerning other vaccines;

-   pricing of FluMist;

-   reimbursement polices of government and third-party payors;

- side effects, such as the runny nose, sore throat or fever seen in some clinical trial participants;

-   the lack of familiarity with nasal spray vaccines; and

- the requirement of frozen storage capacity by those administering the vaccine.

WE FACE COMPETITION FROM COMPANIES WITH SUBSTANTIAL FINANCIAL, TECHNICAL, AND MARKETING RESOURCES, WHICH COULD SERIOUSLY LIMIT OUR FUTURE REVENUES FROM FLUMIST.

FluMist will be competing against the flu shot, which is sold by large pharmaceutical companies, including Wyeth-Ayerst and Medeva.

We also operate in a rapidly evolving field. In addition to potential improvements in the flu shot, we are aware of efforts to develop non-injectable influenza vaccines that would be more directly competitive with FluMist. For example:

- a nasally administered killed vaccine is being developed by Biovector Therapeutics, S.A and Biochem Pharma, Inc.;

- a nasally-administered live influenza vaccine has been developed and was widely used in Russia;

- antiviral drugs are being developed which may be used to treat or prevent influenza, such as Relenza, sold by Glaxo Wellcome plc, and Tamiflu, expected to be sold by Roche Holdings AG.

THE FLUMIST MASTER DONOR STRAINS ARE NOT PROTECTED BY PATENTS AND IF THE STRAINS ARE DUPLICATED, THIRD PARTIES MAY BE ABLE TO MARKET AND SELL A COMPETING VACCINE.

We have no issued patents covering the FluMist master donor strains. Our rights to the master donor strains are substantially based on (1) an exclusive worldwide license of materials and know-how from the University of Michigan, which owns the master donor strains from which our vaccine is derived; and (2) an exclusive license of know-how and clinical trial data from the NIH. Neither the University of Michigan nor the NIH has been issued any patents covering the master donor strains. A third party may gain access by some means to the University of Michigan master donor strains and reproduce FluMist or develop another live virus influenza vaccine that might be comparable to ours in terms of safety and effectiveness.

FAILURE TO RAISE ADDITIONAL CAPITAL COULD DELAY OUR COMMERCIALIZATION OF FLUMIST AND DELAY THE DEVELOPMENT OF A SECOND GENERATION FORMULATION OF FLUMIST AND OF OUR OTHER POTENTIAL PRODUCTS.

Our operations to date have consumed substantial and increasing amounts of cash. As of June 30, 1998, we had an accumulated deficit of approximately $138.1 million. The negative cash flow from operations is expected to continue and to accelerate in the foreseeable future. The commercialization of FluMist will require a commitment of substantial funds for manufacturing, continued clinical trial efforts and other commercialization activities. We also expect to spend a substantial amount to develop a second generation formulation of FluMist. In addition, we expect to continue funding the research, preclinical testing and clinical trials necessary to develop our early-stage products. We expect our current capital resources will enable us to maintain our current and planned operations into 2000. Our future capital requirements will depend upon many factors, including:

-   product commercialization activities;

-   time and costs involved in obtaining regulatory approvals;

-   progress of preclinical testing and clinical trials;

-   the addition of other early-stage programs to our product pipeline; and

- continued scientific progress in the research and development of our vaccine programs.

If adequate funds are not available, the commercialization of FluMist may be delayed, we may need to delay the development of a second generation formulation of FluMist, and we will be required to delay, reduce the scope of, or eliminate one or more of our research or development programs. If additional funds are raised by issuing equity or convertible securities, your percentage ownership in Aviron will be reduced.

IF WE ARE UNABLE TO ATTRACT AND RETAIN ADDITIONAL QUALIFIED PERSONNEL, OUR ABILITY TO COMMERCIALIZE FLUMIST AND DEVELOP A SECOND GENERATION FORMULATION OF FLUMIST MAY BE DELAYED.

Attracting and retaining significant additional qualified personnel will be critical to our success. To pursue the development and commercialization of FluMist, we will be required to hire additional qualified personnel, especially those with expertise in development, commercial-scale manufacturing, and product launch activities. Expansion in these areas is also expected to require the addition of management personnel and the development of additional expertise by existing management personnel. We face competition for qualified individuals from numerous pharmaceutical, biopharmaceutical and biotechnology companies, many of which are located in other parts of the country.

                          OTHER RISKS RELATED TO AVIRON

OTHER THAN FLUMIST, OUR PRODUCT CANDIDATES ARE AT EARLIER STAGES OF DEVELOPMENT, AND IF WE ARE UNABLE TO SUCCESSFULLY DEVELOP AND COMMERCIALIZE PRODUCTS, WE WOULD NOT GENERATE REVENUES FROM THESE PRODUCTS.

To date, none of our product candidates have been commercialized. Other than FluMist, all of our product candidates are in early stages of development. We face the risk of failure normally found in developing biotechnology products based on new technologies. Successfully developing, manufacturing, introducing and marketing our early-stage product candidates, if we can demonstrate safety and efficacy and gain regulatory approval, will require several years and substantial additional capital. We are aware of several companies that are marketing or are in late-stage development of products that would be competitive with our early-stage product candidates.

WE MAY NOT RECEIVE PATENT PROTECTION FOR OUR POTENTIAL PRODUCTS AND MANUFACTURING PROCESSES.

Our success depends to a significant degree upon our ability to develop proprietary products. Since patent applications in the United States are maintained in secrecy until patents issue and since publication of discoveries in the scientific or patent literature often lag behind actual discoveries, we cannot be certain that we were the first to make the inventions covered by each of our pending patent applications or that we were the first to file patent applications for these inventions. The patent positions of biotechnology and pharmaceutical companies can be highly uncertain and involve complex legal and factual questions. Therefore, the breadth of claims allowed in biotechnology and pharmaceutical patents, or their enforceability, cannot be predicted. We cannot assure you that any of our owned or licensed patents or patent applications will issue or, if issued, will not be invalidated or circumvented, or that the rights granted by them will provide any protection or competitive advantages to us.

OUR PRODUCTS COULD INFRINGE THE INTELLECTUAL PROPERTY RIGHTS OF OTHERS, CAUSING COSTLY LITIGATION AND THE LOSS OF SIGNIFICANT RIGHTS.

Our success will also depend upon us not infringing patents issued to others. A number of pharmaceutical companies, biotechnology companies, universities and research institutions have filed patent applications or received patents in the areas of our research and development programs. Some of these patent applications or patents may limit the scope of claims issuing from our patent applications, prevent certain claims from being issued, or conflict in certain respects with claims made under our applications.

COMPUTER SYSTEMS OF OURS OR OTHERS MAY FAIL IN THE YEAR 2000, WHICH COULD DELAY OUR PRODUCT DEVELOPMENT AND COMMERCIALIZATION.

Many currently installed computer systems are not capable of distinguishing 21st century dates from 20th century dates. As a result, in less than four months, computer systems and software used by many companies will experience operating difficulties unless they have been modified or upgraded to adequately process information involving the century change.

We use a number of computer programs across our entire operations and we are dependent upon the proper functioning of our own computer and data-dependent systems. In addition, we are dependent on others, including our suppliers and manufacturing and marketing partners, who utilize computer systems and software in their operations. Any failure or malfunctioning on the part of these systems could result in a delay in our product development and commercialization.

Even if we act in a timely manner to complete all of our Year 2000 assessments and then identify, develop and implement remediation plans believed to be adequate, some problems may not be identified or corrected in time to prevent a negative impact on us.

OUR BUSINESS EXPOSES US TO PRODUCT LIABILITY CLAIMS AND THE DEFENSE OR LOSS OF ANY SUCH CLAIM COULD BE COSTLY.

Our business exposes us to potential product liability risks that are inherent in the testing, manufacturing and marketing of vaccines. We have obtained clinical trial liability insurance for our clinical trials. We also intend to seek product liability insurance in the future for products approved for marketing. However, we cannot assure you that we will be able to acquire or maintain insurance at a reasonable cost or in sufficient amounts to protect us from liability risks. A successful product liability claim or a series of claims brought against us could seriously harm our business. We intend to seek inclusion of certain of our products in the United States National Vaccine Injury Compensation Program, a no-fault compensation program for claims against vaccine manufacturers, which administers a trust funded by excise taxes on sales of certain recommended childhood vaccines. We cannot assure you that this government program will continue or that our proposed vaccines will be included in the program.

WE USE HAZARDOUS MATERIALS IN OUR BUSINESS AND AN ACCIDENT COULD BE COSTLY.

Our business activities involve the controlled use of hazardous materials, chemicals, various radioactive substances and viruses. Although we believe that our safety procedures for handling and disposing of these materials comply with state and federal regulations, the risk of accidental contamination or injury from these materials cannot be completely eliminated. In the event of such an accident, we could be held liable for any damages that result and any such liability would seriously harm our business. In addition, we may incur substantial costs to comply with environmental regulations if we develop manufacturing capacity.

THE MARKET PRICE OF OUR COMMON STOCK WILL FLUCTUATE AND YOU MAY LOSE ALL OR PART OF YOUR INVESTMENT.

Our common stock is quoted for trading on the Nasdaq National Market. The market price for our common stock may continue to be highly volatile for a number of reasons including:

-   future announcements concerning Aviron or its competitors;

-   quarterly variations in operating results;

-   announcements of technological innovations;

- the introduction of new products or changes in product pricing policies by us or competitors;

-   the status of patents or patent litigation; and

-   changes in earnings estimates by analysts or other factors.

In addition, stock prices for many biopharmaceutical companies fluctuate widely for reasons which may be unrelated to operating results. These fluctuations, as well as general economic, market and political conditions such as recessions or military conflicts, may materially and adversely affect the market price of our common stock.

                           FORWARD-LOOKING STATEMENTS

        This prospectus contains forward-looking statements. These statements relate to future events or our future financial performance. In some cases, you can identify forward-looking statements by terminology such as "anticipates", "believes," "continue,", "could," "estimates," "expects," "intends," "may," "plans," "potential," "predicts," "should," or "will" or the negative of such terms or other comparable terminology. These statements are only predictions and involve known and unknown risks, uncertainties and other factors, including the risks outlined under "Risk Factors," that may cause our or our industry's actual results, levels of activity, performance or achievements to be materially different from any future results, levels or activity, performance or achievements expressed or implied by such forward-looking statements.

        Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements. Moreover, neither we nor any other person assumes responsibility for the accuracy and completeness of such statements. We are under no duty to update any of the forward-looking statements after the date of this prospectus to conform such statements to actual results, unless required by law.

                                 USE OF PROCEEDS

We cannot guarantee that we will receive any proceeds in connection with this offering.

We intend to use the net proceeds of this offering, together with other available funds, for operating costs, capital expenditures and working capital needs, which may include costs of FluMist regulatory filings and the manufacturing and commercialization of FluMist in its current formulation; development of a second-generation formulation of FluMist; research and development of other pipeline products; development of the infrastructure necessary to support these activities; and other general corporate purposes.

We have not identified precisely the amounts we plan to spend on each of these areas or the timing of such expenditures. Proceeds of this offering may also be used to acquire companies or products that complement our business, although we are not planning or negotiating any such transactions as of the date of this prospectus. The amounts actually expended for each purpose may vary significantly depending upon numerous factors, including the amount and timing of the proceeds from this offering progress with the regulatory approval, manufacturing and commercialization of FluMist and progress with our other development programs. In addition, expenditures will also depend upon the establishment of collaborative arrangements with other companies, the availability of other financing and other factors.

We anticipate that we will be required to raise substantial additional capital to continue to fund the development and commercialization of FluMist and development of our other product candidates. Additional capital may be raised through additional public or private financing, as well as collaborative relationships, borrowings and other available sources.

                              PLAN OF DISTRIBUTION

    We may offer the shares of common stock:

        -   directly to purchasers;

        -   to or through underwriters;

        -   through dealers, agents or institutional investors; or

        -   through a combination of such methods.

    Regardless of the method used to sell the common stock, we will provide a prospectus supplement that will disclose:

        - the identity of any underwriters, dealers, agents or investors who purchase the securities;

        - the material terms of the distribution, including the amount sold and the consideration paid;

        - the amount of any compensation, discounts or commissions to be received by the underwriters, dealers or agents;

        - the terms of any identification provisions, including indemnification from liabilities under the federal securities laws; and

        - the nature of any transaction by an underwriter, dealer or agent during the offering that is intended to stabilize or maintain the market price of the securities.

                                  LEGAL MATTERS

        For the purpose of this offering, Cooley Godward LLP, Palo Alto, California is giving an opinion of the validity of the issuance of the securities offered in this prospectus.

                                     EXPERTS

        Ernst & Young LLP, independent auditors have audited our financial statements included in our Annual report on form 10-K for the year ended December 31, 1998, as set forth in their report, which is incorporated by reference in this prospectus and elsewhere in the registration statement. Our financial statements are incorporated by reference in reliance on Ernst & Young LLP's report, given on their authority as experts in accounting and auditing.

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

Securities and Exchange Commission registration fee..........  $ 27,800
Nasdaq National Market Additional Shares Listing Fee.........  $ 17,500
Legal fees and expenses......................................  $ 75,000
Accountants' fees and expenses...............................  $  5,000
Miscellaneous................................................  $ 49,700

        Total................................................  $175,000
                                                                =======

The foregoing items, except for the Securities and Exchange Commission registration fee, are estimated.

ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS

    Under Section 145 of the Delaware General Corporation Law, Aviron has broad powers to indemnify its directors and officers against liabilities they may incur in such capacities, including liabilities under the Securities Act of 1933.

    Aviron's certificate of incorporation and by-laws include provisions to (i) eliminate the personal liability of its directors for monetary damages resulting from breaches of their fiduciary duty to the extent permitted by Section 102(b)(7) of the General Corporation Law of Delaware and (ii) require Aviron to indemnify its directors and officers to the fullest extent permitted by Section 145 of the Delaware Law, including circumstances in which indemnification is otherwise discretionary. Pursuant to Section 145 of the Delaware Law, a corporation generally has the power to indemnify its present and former directors, officers, employees and agents against expenses incurred by them in connection with any suit to which they are, or are threatened to be made, a party by reason of their serving in such positions so long as they acted in good faith and in a manner they reasonably believed to be in, or not opposed to, the best interest of the corporation, and with respect to any criminal action, they had no reasonable cause to believe their conduct was unlawful. Aviron believes that these provisions are necessary to attract and retain qualified persons as directors and officers. These provisions do not eliminate the directors' duty of care, and, in appropriate circumstances, equitable remedies such as injunctive or other forms of non-monetary relief will remain available under Delaware law. In addition, each director will continue to be subject to liability for breach of the directors' duty of loyalty to Aviron, for acts or omissions not in good faith or involving intentional misconduct, for knowing violations of law, for acts or omissions that the director believes to be contrary to the best interests of Aviron or its stockholders, for any transaction from which the director derived an improper personal benefit, for acts or omissions involving a reckless disregard for the directors' duty to Aviron or its stockholders when the director was aware or should have been aware of a risk of serious injury to Aviron or its stockholders, for acts or omissions that constitute an unexcused pattern of inattention that amounts to an abdication of the director's duty to Aviron or its stockholders, for improper transactions between the director and Aviron and for improper distributions to stockholders and loans to directors and officers. The provision also does not affect a director's responsibilities under any other law, such as the federal securities law or state or federal environmental laws.

    The Registrant has entered into indemnity agreements with each of its directors and executive officers that require Aviron to indemnify such persons against expenses, judgments, fines, settlements and other amounts incurred (including expenses of a derivative action) in connection with any proceeding, whether actual or threatened, to which any such person may be made a party by reason of the fact that such person is or was a director or an executive officer of Aviron or any of its affiliated enterprises, provided such person acted in good faith and in a manner such persons reasonably believed to be in, or not opposed to, the best interests of Aviron and, with respect to any criminal proceeding, has no reasonable cause to believe his conduct was unlawful. The indemnification agreements also set forth procedures that will apply in the event of a claim for indemnification thereunder.

    At present, there is no pending litigation or proceeding involving a Director or officer of Aviron as to which indemnification is being sought.

    Aviron has an insurance policy covering the officers and directors of Aviron with respect to certain liabilities, including liabilities arising under the Securities Act or otherwise.

ITEM 16. EXHIBITS

EXHIBIT NO.   DESCRIPTION OF DOCUMENT
-----------   -----------------------

 5.1*         Opinion of Cooley Godward LLP.

23.1          Consent of Ernst & Young LLP.

23.2          Consent of Cooley Godward LLP.  Reference is made to Exhibit 5.1.

24.1          Power of Attorney.

---------
*Previously filed with this Registration Statement.

ITEM 17. UNDERTAKINGS

Insofar as indemnification for liabilities arising under the Securities Act of 1933, may be permitted to directors, officers, and controlling persons of the Registrant pursuant to the provisions described in Item 15 or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer, or controlling person of the Registrant in the successful defense of any action suit, or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

The undersigned registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made pursuant to this registration statement: (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933; (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; (iii) To include any material information with respect to the distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

        (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

        (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

        The undersigned Registrant hereby undertakes that, for the purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) of Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

The undersigned Registrant undertakes that; (1) for purpose of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of the registration statement in reliance upon Rule 430A and contained in the form of prospectus filed by the Registrant pursuant to Rule 424(b) (1) or (4) or 497(h) under the Securities Act shall be deemed to be part of the registration statement as of the time it was declared effective; and (2) for the purpose of determining any liability under the Securities act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Amendment No. 2 to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Mountain View, State of California, this 7th day of October, 1999.

                                       AVIRON

                                       By: /s/ J. Leighton Read, M.D.
                                           -------------------------------------
                                           J. Leighton Read, M.D.
                                           Chairman and Chief Executive Officer
                                           (Principal Executive Officer)


                               Power of Attorney



        Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 2 to Registration Statement has been signed by the following persons in the capacities and on the dates indicated:


             Signature                              Title                                Date
             ---------                              -----                                ----

                                      Chairman and Chief Executive Officer       October 7, 1999
/s/ J. Leighton Read, M.D.            (Principal Executive Officer)
-----------------------------------
J. Leighton Read, M.D.

/s/ Fred Kurland                      Senior Vice President and Chief            October 7, 1999
-----------------------------------   Financial Officer (Principal
Fred Kurland                          Financial and Accounting Officer)


/s/ Reid W. Dennis*                   Director                                   October 7, 1999
-----------------------------------
Reid W. Dennis

/s/ Paul H. Klingenstein*             Director                                   October 7, 1999
-----------------------------------
Paul H. Klingenstein

/s/ Bernard Roizman*                  Director                                   October 7, 1999
-----------------------------------
Bernard Roizman, Sc.D.

/s/ Jane E. Shaw*                     Director                                   October 7, 1999
-----------------------------------
Jane E. Shaw, Ph.D.

*By: /s/ J. Leighton Read, M.D.
    -------------------------------
    J. Leighton Read, M.D.
    Attorney-in-Fact

                                INDEX TO EXHIBITS

EXHIBIT NO.     DESCRIPTION OF DOCUMENT
-----------     -----------------------

 5.1*           Opinion of Cooley Godward LLP.

23.1            Consent of Ernst & Young LLP.

23.2            Consent of Cooley Godward LLP. Reference is made to Exhibit 5.1.

24.1            Power of Attorney.  See signature page.

---------
*Previously filed with this Registration Statement.